DATED:                                                          January 20, 2000



BETWEEN:

                            HIGH MARSH HOLDINGS LTD.

                                                               OF THE FIRST PART



AND:

                             AURORA GOLD CORPORATION

                                                              OF THE SECOND PART



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                          O P T I O N  A G R E E M E N T

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                              SALLEY BOWES HARWARDT
                            Barristers and Solicitors
                      Suite 1750 - 1185 West Georgia Street
                                 Vancouver, B.C.
                                     V6E 4E6

                                OPTION AGREEMENT

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

INTERPRETATION...............................................................  1

REPRESENTATIONS AND WARRANTIES...............................................  3

OPTION.......................................................................  5

RIGHT OF ENTRY...............................................................  6

POWERS, DUTIES AND OBLIGATIONS OF OPTIONEE AND OPTIONOR......................  6

VESTING OF INTEREST..........................................................  8

TERMINATION OF OPTION........................................................  9

CONFIDENTIALITY..............................................................  9

RESTRICTIONS ON ALIENATION................................................... 10

AFTER ACQUIRED PROPERTIES.................................................... 10

NOTICE....................................................................... 11

FURTHER ASSURANCES........................................................... 11

RULE AGAINST PERPETUITIES.................................................... 11

TIME OF THE ESSENCE.......................................................... 11

ENUREMENT.................................................................... 11

FORCE MAJEURE................................................................ 12

DEFAULT...................................................................... 12

SEVERABILITY................................................................. 12

AMENDMENT.................................................................... 13

ENTIRE AGREEMENT............................................................. 13

OPTION ONLY.................................................................. 13

GOVERNING LAW AND ARBITRATION................................................ 13

                                OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 20th day of January, 2000.

BETWEEN:

                    HIGH MARSH HOLDINGS LTD., a body corporate incorporated pursuant to the laws of the British Virgin Islands and having an office at 11 Bath Street, P.O. Box 398, Jersey, Channel Islands, JE4 8UT

                    (the "Optionor")

                                                               OF THE FIRST PART

AND

                    AURORA GOLD CORPORATION, a body corporate incorporated pursuant to the laws of the State of Delaware, one of the United States of America, and having an office at Suite 1505, 1060 Alberni Street, Vancouver, British Columbia, V6E 4K2

                    (the "Optionee")

                                                              OF THE SECOND PART

W H E R E A S:

A. The Optionor holds certain interests in the Property as more particularly described in Schedule "A" attached to and made a part of this Agreement;

B. The Optionor's interests in the Property are held pursuant to an agreement dated January 18, 2000 made between the Optionor and L'office National des Mines ("ONM"), a copy of which is attached hereto as Schedule "B" and made part of this Agreement (the "ONM Agreement");

C. The Optionor wishes to grant and the Optionee wishes to acquire the Property on the terms and subject to the conditions set out in this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual promises, covenants, conditions, representations and warranties herein set out, the parties hereto agree as follows:


1.   INTERPRETATION

1.1 For the purposes of this Agreement, including the recitals and any schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

     (a) "Affiliate" shall have the meaning attributed to it by the Company Act (British Columbia);

     (b) "After Acquired Properties" mean any and all mineral interests staked, located, granted or acquired by or on behalf of any party during the currency of this Agreement which are located, in whole or in part, within one (1) kilometre of the perimeter of the Property;

     (c)  "Agreement" means this agreement, as amended from time to time;

     (d) "Commercial Production" means the operation of the Property or any portion thereof as a producing mine and the production of mineral products therefrom (excluding bulk sampling, pilot plant or test operations);

     (e) "Effective Date" means the date this Agreement is deemed to take effect, being the date that all of the conditions precedent described in Section 11.1 herein have been satisfied, or such other date as shall be agreed to, in writing, by the parties;

     (f) "Expenditures" mean all cash, expenses, obligations and liabilities, other than for personal injury or property damage, of whatever kind or nature spent or incurred directly or indirectly in connection with the exploration, development or equipping of the Property or any portion thereof for Commercial Production including, without limiting the generality of the foregoing, monies expended in constructing, leasing or acquiring all facilities, buildings, machinery and equipment in connection with Mining Work, in paying any taxes, fees, charges, payments or rentals (including payments in lieu of assessment work) or otherwise to keep the Property or any portion thereof in good standing (including any payment to or in respect of acquiring any agreement or confirmation from any holder of surface rights respecting the Property or any portion thereof), in carrying out any survey of the Property or any portion thereof, in doing geophysical, geochemical and geological surveys, in trenching, drilling, assaying, metallurgical testing, bulk sampling and pilot plant operations, in paying the fees, wages, salaries, travelling expenses, fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property or any portion thereof, in paying for the food, lodging and other reasonable needs of such persons, in preparing any reports and in supervising and managing any work done with respect to and for the benefit of the Property or any portion thereof, or in any other respects necessary for the due carrying out of Mining Work, including any operator's overhead fees;

     (g) "Exploration Permit" means the exploration permit (permis de recherche) dated June 30, 1998 issued by the Minister of Industry of Tunisia granting to ONM the right to explore for base and precious metals (3rd group as described in the Mining Law Decree of the Republic of Tunisia dated January 1, 1953) within the area covered thereby, a copy of which exploration permit is attached hereto as Schedule "C";

     (h) "Mining Work" means every kind of work done on or in respect of the Property or the products therefrom by or under the direction of or on behalf of or for the benefit of a party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, trenching, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

     (i) "Net Smelter Returns Royalty" means that charge on proceeds from production as described in Schedule "D";

     (j) "Option" means the option granted by the Optionor to the Optionee under Section 3.1 of this Agreement;

     (k) "Property" means the Exploration Permit more particularly described in Schedule "A" hereto together with the surface rights, mineral rights, personal property and consents and authorizations associated therewith, and shall include any renewal thereof and any other form of successor or substitute title thereto, and any After-Acquired Properties;

1.2 In this Agreement, all dollar amounts are expressed in lawful currency of the United States of America, unless specifically provided to the contrary.

1.3 The titles to the respective Articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

1.4 Words used herein importing the singular number shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.


2.   REPRESENTATIONS AND WARRANTIES

2.1  Each party represents and warrants to the others that:

     (a) if a company, it is a company duly incorporated, validly subsisting and in good standing with respect to filing of annual reports under the laws of the jurisdiction of its incorporation and is or will be qualified to do business and to hold an interest in the Property in the jurisdiction in which the Property is located;

     (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

     (c) it has duly obtained all authorizations for the execution, delivery and performance of this Agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating or initiating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.2 The Optionor represents and warrants to the Optionee that:

     (a) it is the sole beneficial owner of a 100% interest in and to the Property, subject to the interests of ONM under the ONM Agreement;

     (b) the ONM Agreement is in full force and effect, no interest therein has been assigned or otherwise disposed of by either ONM or the Optionor, the Optionor has complied with all its obligations thereunder and ONM has received written consent to the ONM Agreement from the Secretary of State for Planning and Finance or such other authority of the Republic of Tunisia having jurisdiction in the matter, pursuant to the provisions of Article 25 of the Mining Law Decree of the Republic of Tunisia dated January 1, 1953;

     (c) the Property is in good standing under the laws of the jurisdiction in which the Property is located, until and including the expiry date set forth in Schedule "A" hereto;

     (d) the Property is free and clear of all liens, charges and encumbrances and is not subject to any right, claim or interest of any other person other than ONM pursuant to the terms of the ONM Agreement;

     (e) it has complied with all laws in effect in the jurisdiction in which the Property is located with respect to the Property and such Property has been duly and properly staked and recorded in accordance with such laws and that the Optionee may enter in, under or upon the Property for all purposes of this Agreement without making any payment to, and without accounting to or obtaining the permission of, any other person other than any payment required to be made under this Agreement; and

     (f) there is no adverse claim or challenge against or to the ownership of or title to the Property, or any portion thereof nor is there any basis therefor and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein and no person has any royalty or interest whatsoever in production or profits from the Property or any portion thereof, and the Property is not the whole or substantially the whole of the Optionor's assets or undertaking.

2.3 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transaction contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement, and each party shall be entitled, in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to any other party hereunder.


3.   OPTION

3.1 The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire a one hundred percent (100%) interest in and to the Property, free and clear of all liens, charges, encumbrances, claims, rights or interest of any person, subject to the terms of the Exploration Permit, such option to be exercisable by the Optionee by funding 100% of the cost of carrying out the Expenditures required under the terms of the Exploration Permit to fulfill the requirements thereunder and to keep the Exploration Permit in good standing, which Expenditures will not be less than $500,000, in aggregate, to be incurred in the following manner:

     (a)  $50,000 on or by the first anniversary of the Effective Date;

     (b) an additional $50,000 on or by the second anniversary of the Effective Date;

     (c) an additional $75,000 on or by the third anniversary of the Effective Date;

     (d) an additional $150,000 on or by the fourth anniversary of the Effective Date; and

     (f) an additional $175,000 on or by the fifth anniversary of the Effective Date;

provided that, to the extent that Expenditures in any year exceed the minimum amounts set forth above, such excess Expenditures shall be a credit towards the minimum Expenditure commitment in subsequent years.

3.2 As additional consideration for the exercise of the Option granted hereunder, the Optionee shall pay an aggregate $75,000 to the Optionor, in the following manner:

     (a)  the sum of $5,000 on the Effective Date;

     (b)  the sum of $10,000 on the first anniversary of the Effective Date;

     (c)  the sum of $15,000 on the second anniversary of the Effective Date;

     (d)  the sum of $20,000 on the third anniversary of the Effective Date; and

     (e)  the sum of $25,000 on the fourth anniversary of the Effective Date.

3.3 The Optionee acknowledges that on commencement of Commercial Production, the Property will be subject to the Net Smelter Returns Royalty. After vesting of the Property in the Optionee pursuant to the provisions of Section 6, the Optionee shall pay to the Optionor an advance Net Smelter Returns Royalty payment of $25,000 on each anniversary of the Effective Date, the first of such advance Net Smelter Returns Royalty payment to be made on the fifth anniversary of the Effective Date. At any time following vesting of the Property in the Optionee, the Optionee may terminate its obligation to pay any further advance Net Smelter Returns

Royalty payments by offering to transfer the Property back to the Optionor, or its assignee as the case may be, for nominal consideration. All advance Net Smelter Return Royalty payments shall be credited against the Optionee's obligation to pay Net Smelter Return Royalties following the commencement of Commercial Production.

3.4 At any time following the vesting of the Property in the Optionee, the Optionee may elect, and the Optionor hereby grants to the Optionee an option (the "NSR Option"), to purchase one-half (1/2) of the Net Smelter Returns Royalty (constituting one percent (1%) of the Net Smelter Returns). The NSR Option may be exercised by the Optionee by notice delivered to the Optionor, and upon such notice having been delivered, the Optionor will sell one-half (1/2) of the Net Smelter Returns Royalty (constituting one percent (1%) of Net Smelter Returns) to the Optionee, for and in consideration of the sum of One Million Dollars ($1,000,000), payable to the Optionor by way of certified cheque or bank draft within thirty (30) days of the delivery of the notice exercising the NSR Option.

3.5 In the event that, at any time following the vesting of the Property in the Optionee, the Optionor intends to dispose of all of any portion of its Net Smelter Returns Royalty or receives an offer to acquire all or any portion of its Net Smelter Returns Royalty, which it intends to accept, the Optionee shall, for a period of 30 days, have the exclusive first right to acquire such Net Smelter Returns Royalty or portion thereof, upon the same terms and conditions as those intended or received by the Optionor.


4.   RIGHT OF ENTRY

4.1 Except as otherwise provided in this Agreement, until the Option is exercised or terminated in accordance with the terms of this Agreement, the Optionee, its servants and agents shall have the sole and exclusive right to:

     (a)  enter in, under or upon the Property and conduct Mining Work;

     (b)  exclusive and quiet possession of the Property;

     (c) bring upon the Property and to erect thereon such mining facilities as it may consider advisable; and

     (d) remove from the Property ore or mineral products for the purpose of bulk sampling, pilot plant or test operations.


5.   POWERS, DUTIES AND OBLIGATIONS OF OPTIONEE AND OPTIONOR

5.1 The Optionee shall have full right, power and authority to do everything necessary or desirable to carry out an exploration program on the Property and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

     (a) regulate access to the Property, subject only to the right of the Optionor and its representatives to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

     (b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder but the Optionee shall not enter into contractual relationships except on terms which are commercially competitive;

     (c) execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the Property and each party hereby irrevocably constitutes the Optionee its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Optionee harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Optionee directly or indirectly as a result of its exercise of its powers pursuant to this Subsection 5.1(c); and

     (d) conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Optionee.

5.2 The Optionee shall have the duties and obligations to:

     (a) keep the Property free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by the Optionee) and in good standing by the doing and filing, or payment in lieu thereof, of all necessary assessment work and payment of all taxes required to be paid and by the doing of all other acts and things and the making all other payments required to be made which may be necessary in that regard;

     (b) permit the Optionor and its representatives, duly authorized by it, in writing, at their own risk and expense, access to the Property at all reasonable times and to all records prepared by the Optionee in connection with Mining Work. The Optionee shall prepare and deliver to the Optionor at reasonable intervals, but in any event not less frequently than once annually, a report on all Mining Work conducted by the Optionee, which annual report shall be delivered to the Optionor sixty (60) days prior to each anniversary of the date of the grant of the Exploration Permit as set out in subsection 1.1(g) hereof;

     (c) conduct all work on or with respect to the Property in a careful and minerlike manner and in accordance with the applicable laws of the jurisdiction in which the Property is located and indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against the Optionor as a result of work done by the Optionee on or with respect to the Property;

     (d) obtain and maintain or cause any contractor engaged by it hereunder to obtain and maintain, during any period in which active work is carried out hereunder, not less than the following:

          (i) employer's liability insurance covering each employee engaged in the operations hereunder to the extent of $1,000,000;

          (ii) comprehensive general liability insurance in such form as may be customarily carried by a prudent operator for similar operations with a bodily injury, death and property damage limit of $1,000,000 inclusive;

         (iii) vehicle, aircraft and watercraft insurance covering all aircraft, vehicles and watercraft owned and non-owned, operated and/or licensed by the Optionee, with a bodily injury, death and property damage limit of $5,000,000 inclusive;

          and will forward to the Optionor, a certificate of insurance for each of such amounts showing the Optionor as a named insured, and will give the Optionor advance written notice of any reduction or termination of such coverage;

     (e) maintain true and correct books, accounts and records of operations hereunder.

5.3 During the term of this Agreement, the Optionor shall maintain the ONM Agreement in good standing by making all payments due to ONM in accordance with the terms of the ONM Agreement, and otherwise ensuring compliance with the Optionor's obligations thereunder. Furthermore, the Optionor shall not assign or dispose of any interest in the ONM Agreement to any third party during the term of this Agreement. In the event the Optionor for whatever reason fails to comply with any provision of the ONM Agreement, the Optionee shall have the right, but not the obligation, to take such action as may be necessary to ensure the Optionor's compliance with the ONM Agreement, including but not limited to making any payments due thereunder, and any such payments made by the Optionee on behalf of the Optionor shall for the purposes of this Agreement be considered to be Expenditures and credited towards the Optionee's obligations under Section
3.1 herein.

5.4 During the term of this Agreement, the Optionor shall deliver to the Optionee copies of all written correspondence between the Optionor and ONM and evidence of all payments made by the Optionor to ONM pursuant to the terms of the ONM Agreement or otherwise.

6.   VESTING OF INTEREST

6.1 Forthwith upon the Optionee exercising the Option by performing the requirements of Sections 3.1 and 3.2, an undivided one hundred percent (100%) interest in and to the Property shall vest, and shall be deemed for all purposes hereof to have vested, in the Optionee. Thereafter, the Optionor shall take all steps necessary to cause ONM to transfer the Permit to the Optionee as soon as practicable.

6.2 The parties acknowledge the right and privilege of the Optionor and Optionee to file, register and/or to otherwise deposit a copy of this Agreement in the appropriate recording office for the jurisdiction in which the Property is located and with any other governmental agencies to give third parties notice of this Agreement, and hereby agree, each with the others, to do or cause to be done all acts or things reasonably necessary to effect such filing, registration or deposit.

7.   TERMINATION OF OPTION

7.1 In the event of default in the  performance of the  requirements of Sections
3.1 and 3.2, then subject to the provisions of Sections 7.3 and 17.1 of this Agreement, the Option and this Agreement shall terminate.

7.2 The Optionee shall have the right to terminate this Agreement by giving 30 days' written notice of such termination to the Optionor and upon the effective date of such termination this Agreement shall be of no further force and effect, except the Optionee shall be required to perform any obligations which are the responsibility of the Optionee as specified under the provisions of this Agreement and which have not been satisfied.

7.3 Notwithstanding any other provisions of this Agreement, in the event of termination of this Agreement, the Optionee shall:

     (a) deliver to the Optionor any and all reports, samples, drill cores and engineering data of any kind whatsoever pertaining to the Property or related to Mining Work which has not been previously delivered to the Optionor;

     (b) perform or secure the performance of all reclamation and environmental rehabilitation as may be required by all applicable legislation; and

     (c) upon notice from the Optionor, remove all materials, supplies and equipment from the Property, provided however, that the Optionor may dispose of any such materials, supplies or equipment not removed from the Property within one hundred and eighty (180) days of receipt of such notice by the Optionee.


8.   CONFIDENTIALITY

8.1 All information and data concerning or derived from Mining Work shall be confidential and, except to the extent required by law or by regulation of any securities commission, stock exchange or other regulatory body, shall not be disclosed to any person other than a party's professional advisors or an Affiliate without the prior written consent of the other party or parties, which consent shall not unreasonably be withheld.

8.2 The text of any news releases or other public statements which a party desires to make with respect to the Property shall be made available to the other party or parties prior to publication and the other party or parties shall have the right to make suggestions for changes therein within twenty four (24) hours of delivery.

9.   RESTRICTIONS ON ALIENATION

9.1 No party (the "Selling Party") shall sell, transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its interest or rights under this Agreement without the prior consent in writing, within 30 days of receipt of notice thereof, of the other party, such consent not to be unreasonably withheld, and the failure to notify the Selling Party within the said 30 days that such consent has been withheld shall be deemed to constitute the consent of the other party.

9.2 Before the completion of any sale or other disposition by any party of its interests or rights or any portion thereof under this Agreement, the Selling Party shall require the proposed acquirer to enter into an agreement with the party not selling or otherwise disposing on the same terms and conditions as set out in this Agreement.

9.3 The provisions of Sections 9.1 and 9.2 shall not prevent a party from entering into an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company, or prevent a party from assigning its interest to an Affiliate of such party provided that the Affiliate first complies with Section 9.2 and agrees in writing with the other party to re-transfer such interest to the originally assigning party immediately before ceasing to be an Affiliate of such party.


10.  AFTER ACQUIRED PROPERTIES

10.1 The parties covenant and agree, each with the other, that any and all After Acquired Properties shall be subject to the terms and conditions of this Agreement and shall be added to and deemed, for all purposes hereof, to be included in the Property. Any costs incurred by the Optionee in staking, locating, recording or otherwise acquiring any After Acquired Properties shall be included in the calculation of its Expenditures hereunder.


11.  CONDITIONS PRECEDENT

11.1 This Agreement and the obligations of the parties hereunder are in each case subject to the following conditions precedent:

     (a) receipt by each of the parties of the written consent of ONM to the Agreement in the form attached hereto as Schedule "E"; and

     (b) receipt by each of the parties of the written consent of the Secretary of State for Planning and Finance or such other authority of the Republic of Tunisia having jurisdiction in the matter, to this Agreement.

11.2 In the event the conditions precedent described in Section 11.1 are not satisfied on or before July 31, 2000, this Agreement shall terminate and be of no further force or effect.

12.  NOTICE

12.1 Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telegram, telex, telecommunication or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

12.2 Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telecommunication or other similar form of communication, be deemed to have been given and received on the day it was actually received.

12.3 Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.


13.  FURTHER ASSURANCES

13.1 Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.


14.  RULE AGAINST PERPETUITIES

14.1 If any right, power or interest of any party in property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of twenty (20) years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of the execution of this Agreement.


15.  TIME OF THE ESSENCE

15.1 Time shall be of the essence in the performance of this Agreement.


16.  ENUREMENT

16.1 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

17.  FORCE MAJEURE

17.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to, acts of God, fire, storm, flood, explosion, strikes, lockouts or other industrial disturbances, acts of public enemy, war, riots, laws, rules and regulations or orders of any duly constituted governmental authority, or nonavailability of materials or transportation (each an "Intervening Event").

17.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

17.3 A party relying on the provisions of Section 16.1 hereof, insofar as possible, shall promptly give written notice to the other party of the particulars of the Intervening Event, shall give written notice to all other parties as soon as the Intervening Event ceases to exist, shall take all reasonable steps to eliminate any Intervening Event and will perform its obligations under this Agreement as far as practicable, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.


18.  DEFAULT

18.1 If a party (the "Defaulting Party") is in default of any requirement herein set forth, the party affected by such default (the "Non-Defaulting Party") shall give written notice to all other parties within thirty (30) days of becoming aware of such default, specifying the default, and the Defaulting Party shall not lose any rights under this Agreement, nor shall the Agreement or the Option terminate, nor shall the Non-Defaulting Party have any rights, remedies or cause of action pursuant to this Agreement, or otherwise hereunder as a result of such default, unless within thirty (30) days after the giving of notice of default by the Non-Defaulting Party, the Defaulting Party has failed to cure the default by the appropriate performance, and if the Defaulting Party fails within such period to cure such default, the Non-Defaulting Party shall only then be entitled to seek any remedy it may have on account of such default.


19.  SEVERABILITY

19.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

20.  AMENDMENT

20.1 This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.


21.  ENTIRE AGREEMENT

21.1 This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.


22.  OPTION ONLY

22.1 This Agreement provides for an option only, and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment.


23.  GOVERNING LAW AND ARBITRATION

23.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

23.2 All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre.

23.3 The appointing authority shall be the British Columbia International Commercial Arbitration Centre and the case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC Rules" at Vancouver, British Columbia.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.

THE COMMON SEAL of HIGH MARSH                    )
HOLDINGS LTD. was hereto affixed in              )
the presence of:                                 )
                                                 )
                                                 )
/s/ Lester Kemp                                  )
--------------------------------------------     )
Authorized Signatory                             )            c/s
                                                 )
                                                 )
     Lester Kemp                                 )
--------------------------------------------     )
Authorized Signatory                             )
                                                 )

THE COMMON SEAL of AURORA                        )
GOLD CORPORATION was hereto                      )
affixed in the presence of:                      )
                                                 )
                                                 )
/s/ David Jenkins                                )
--------------------------------------------     )
Authorized Signatory                             )            c/s
                                                 )
                                                 )
    David Jenkins                                )
--------------------------------------------     )
Authorized Signatory                             )
                                                 )

               THIS IS SCHEDULE "A" TO THE OPTION AGREEMENT DATED
                JANUARY 20, 2000 BETWEEN HIGH MARSH HOLDINGS LTD.
                           AND AURORA GOLD CORPORATION




                             Description of Property


================================================================================
Name of Exploration    Exploration                      Expiry Date of
Permit Area            Permit Number    Area            Exploration Permit
================================================================================
Hammala                638002           400 hectares    June 29, 2001
================================================================================

               THIS IS SCHEDULE "B" TO THE OPTION AGREEMENT DATED
                JANUARY 20, 2000 BETWEEN HIGH MARSH HOLDINGS LTD.
                           AND AURORA GOLD CORPORATION

               THIS IS SCHEDULE "C" TO THE OPTION AGREEMENT DATED
                JANUARY 20, 2000 BETWEEN HIGH MARSH HOLDINGS LTD.
                           AND AURORA GOLD CORPORATION

               THIS IS SCHEDULE "D" TO THE OPTION AGREEMENT DATED
                JANUARY 20, 2000 BETWEEN HIGH MARSH HOLDINGS LTD.
                           AND AURORA GOLD CORPORATION



                     Net Smelter Returns Royalty Calculation


1. As additional consideration the Optionee acknowledges and agrees that its interest in the Property shall be subject to a royalty or charge in the amount of two percent (2%) of Net Smelter Returns in favour of the Optionor, subject to the provisions of sections 3.4 and 3.5 of the Option Agreement to which this Schedule "D" is appended.

2. For the purpose of this Agreement, "Net Smelter Returns" shall mean the actual proceeds received by the Optionee from a smelter or other place of sale or treatment with respect to all ore removed by the Optionee from the Property as evidenced by its returns or settlement sheets after deducting from the said proceeds all freight or other transportation costs from the shipping point to the smelter or other place of sale or treatment but without any other deduction whatsoever.

3. Net Smelter Returns due and payable to the Optionor hereunder shall be paid within thirty (30) days after receipt of the said actual proceeds by the Optionee.

4. Within ninety (90) days after the end of each fiscal year of the Optionee during which the Property was in commercial production, the records relating to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith. The audited statements shall be delivered to the Optionor who shall have sixty (60) days after receipt of such statements to question in writing their accuracy and, failing such question, the statements shall be deemed correct.

5. The Optionor or his representative duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect such books and financial records of the Optionee as are relevant to the determination of Net Smelter Returns and at his own expense, to make copies thereof.

               THIS IS SCHEDULE "E" TO THE OPTION AGREEMENT DATED
                JANUARY 20, 2000 BETWEEN HIGH MARSH HOLDINGS LTD.
                           AND AURORA GOLD CORPORATION


                                     CONSENT



To:       High Marsh Holdings Ltd.
          11 Bath Street
          P.O. Box 398
          Jersey, Channel Islands
          JE4 8UT

And to:   Aurora Gold Corporation
          Suite 1505 1060 Alberni Street
          Vancouver, British Columbia
          V6E 4K2


Re:  Grant of Option by High Marsh Holdings Ltd. to Aurora
     Gold Corporation in respect of Hammala  Exploration Permit (the "Property")

Pursuant to Article IV - 2.7 of that certain agreement pertaining to the Property made between L'office National des Mines ("ONM") and High Marsh
Holdings  Ltd.  ("High  Marsh")  dated  __________________________,   2000  (the
"Agreement"), ONM hereby consents to the grant by High Marsh to Aurora Gold Corporation ("Aurora") of an option to acquire 100% of High Marsh's interest in the Property on the terms and conditions contained in the Option Agreement entered into between High Marsh and Aurora dated January ______, 2000, a copy of which ONM acknowledges having received and reviewed (the "Option").

Notwithstanding the provisions of Article VII of the Agreement, ONM hereby also consents to High Marsh disclosing to Aurora all confidential information relating to the Property which High Marsh has obtained from either ONM or other sources.

Dated at _________________________, this _____ day of ___________________, 2000.


L'OFFICE NATIONAL DES MINES


Per: __________________________
     Authorized Signatory